UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2018

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37756	90-0632193
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21410 N. 19th Avenue #220, Phoenix, Arizona, 85027
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 20, 2018, Global Water Resources, Inc. (the “Company”) closed an underwritten public offering (the “Offering”) of 1,720,000 shares of its common stock, par value $0.01 per share (the “Shares”). The Shares were issued and sold pursuant to an underwriting agreement (the “Underwriting Agreement”), dated July 18, 2018, by and between the Company and Roth Capital Partners, LLC (the “Underwriter”), at a public offering price per share of $9.25. The Shares include 220,000 shares issued and sold pursuant to the Underwriter’s exercise in full of its option to purchase additional shares of common stock pursuant to the Underwriting Agreement. The Company will receive net proceeds of approximately $14.7 million from the Offering after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-219802), previously filed with and declared effective by the Securities and Exchange Commission on August 22, 2017, and a prospectus supplement. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement that is attached hereto as Exhibit 1.1. A copy of the opinion of Snell & Wilmer L.L.P. relating to the legality of the issuance and sale of the Shares is attached hereto as Exhibit 5.1.

On July 17, 2018, the Company issued a press release announcing the launch of the Offering. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

On July 18, 2018, the Company issued a press release announcing the pricing of the Offering. A copy of the Company’s press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

On July 20, 2018, the Company issued a press release announcing the completion of the Offering. A copy of the Company’s press release is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 18, 2018, by and between Global Water Resources, Inc. and Roth Capital Partners, LLC

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Opinion of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

99.1	Press Release, dated July 17, 2018

99.2	Press Release, dated July 18, 2018

99.3	Press Release, dated July 20, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: July 20, 2018	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer